                                                               L&W DRAFT 7/10/96




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




                          ADVANCED RADIO TELECOM CORP.



                               Units Consisting of
                  $_______________ Principal Amount at Maturity
                     of ___% Senior Discount Notes due 2006

                                       and

             Warrants to Purchase __________ Shares of Common Stock




                                    INDENTURE




                         Dated as of _____________, 1996




                              THE BANK OF NEW YORK

                                     Trustee




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                  Indenture Section

310 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
311 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
312 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.05
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .            10.03
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .
313 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06; 10.02
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
314 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.03; 10.02
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .            10.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .            10.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .              N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            10.05
    (f). . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
315 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.05, 10.02
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.01
    (e). . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.11
316 (a)(last sentence) . . . . . . . . . . . . . . . . . . . .              2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . .              6.05
    (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . .              6.04
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             6.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.13
317 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .              6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.04
318 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .            10.01
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . .            10.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . .  18
Section 1.03.    Incorporation by Reference of Trust Indenture Act . . . . .  18
Section 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . .  19

                                    ARTICLE 2
                                    THE NOTES

Section 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . .  19
Section 2.02.    Execution and Authentication. . . . . . . . . . . . . . . .  19
Section 2.03.    Registrar and Paying Agent. . . . . . . . . . . . . . . . .  20
Section 2.04.    Paying Agent to Hold Money in Trust . . . . . . . . . . . .  20
Section 2.05.    Lists of Holders of the Notes . . . . . . . . . . . . . . .  21
Section 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . .  21
Section 2.07.    Replacement Notes . . . . . . . . . . . . . . . . . . . . .  22
Section 2.08.    Outstanding Notes . . . . . . . . . . . . . . . . . . . . .  22
Section 2.09.    Treasury Notes. . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.10.    Temporary Notes . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.11.    Cancellation. . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.12.    Defaulted Interest. . . . . . . . . . . . . . . . . . . . .  23
Section 2.13.    Record Date . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.14.    CUSIP Number. . . . . . . . . . . . . . . . . . . . . . . .  23

                                    ARTICLE 3
                                   REDEMPTION

Section 3.01.    Notices to Trustee. . . . . . . . . . . . . . . . . . . . .  24
Section 3.02.    Selection of Notes to Be Redeemed . . . . . . . . . . . . .  24
Section 3.03.    Notice of Redemption. . . . . . . . . . . . . . . . . . . .  24
Section 3.04.    Effect of Notice of Redemption. . . . . . . . . . . . . . .  25
Section 3.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . .  25
Section 3.06.    Notes Redeemed in Part. . . . . . . . . . . . . . . . . . .  25
Section 3.07.    Optional Redemption . . . . . . . . . . . . . . . . . . . .  25
Section 3.08.    Mandatory Redemption. . . . . . . . . . . . . . . . . . . .  26

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.    Payment of Notes. . . . . . . . . . . . . . . . . . . . . .  26
Section 4.02.    Maintenance of Office or Agency . . . . . . . . . . . . . .  27
Section 4.03.    Reports . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 4.04.    Compliance Certificate. . . . . . . . . . . . . . . . . . .  27
Section 4.05.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 4.06.    Stay, Extension and Usury Laws. . . . . . . . . . . . . . .  28
Section 4.07.    Limitation on Restricted Payments . . . . . . . . . . . . .  29
Section 4.08.    Limitation on Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries . . . . . . . . . . . . .  31
Section 4.09.    Limitation on Indebtedness. . . . . . . . . . . . . . . . .  33
Section 4.10.    Limitation on Issuances and Sales of Capital Stock of
                 Wholly Owned Restricted Subsidiaries. . . . . . . . . . . .  36
Section 4.11.    Disposition of Proceeds of Asset Sales. . . . . . . . . . .  36
Section 4.12.    Limitation on Transactions with Affiliates. . . . . . . . .  37
Section 4.13.    Limitation on Liens Securing Certain Indebtedness . . . . .  38
Section 4.14.    Corporate Existence . . . . . . . . . . . . . . . . . . . .  38
Section 4.15.    Change of Control . . . . . . . . . . . . . . . . . . . . .  38
Section 4.16.    Business Activities of the Company. . . . . . . . . . . . .  38
Section 4.17.    No Amendment to Agreement . . . . . . . . . . . . . . . . .  39


                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.    Consolidation, Merger, Sale of Assets, Etc. . . . . . . . .  39
Section 5.02.    Successor Corporation Substituted . . . . . . . . . . . . .  40

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . .  40
Section 6.02.    Acceleration. . . . . . . . . . . . . . . . . . . . . . . .  41
Section 6.03.    Other Remedies. . . . . . . . . . . . . . . . . . . . . . .  42
Section 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . .  42
Section 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . .  43
Section 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . .  43
Section 6.07.    Rights of Holders of Notes to Receive Payment . . . . . . .  43
Section 6.08.    Collection Suit by Trustee. . . . . . . . . . . . . . . . .  43
Section 6.09.    Trustee May File Proofs of Claim. . . . . . . . . . . . . .  44
Section 6.10.    Priorities. . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . .  45

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . .  45
Section 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . .  46
Section 7.03.    Individual Rights of Trustee. . . . . . . . . . . . . . . .  46
Section 7.04.    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . .  46
Section 7.05.    Notice of Defaults. . . . . . . . . . . . . . . . . . . . .  47
Section 7.06.    Reports by Trustee to Holders of the Notes. . . . . . . . .  47
Section 7.07.    Compensation and Indemnity. . . . . . . . . . . . . . . . .  47

Section 7.08.    Replacement of Trustee. . . . . . . . . . . . . . . . . . .  48
Section 7.09.    Successor Trustee by Merger, etc. . . . . . . . . . . . . .  49
Section 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . .  49
Section 7.11.    Preferential Collection of Claims Against Company . . . . .  49

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. .  49
Section 8.02.    Legal Defeasance and Discharge. . . . . . . . . . . . . . .  49
Section 8.03.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . .  50
Section 8.04.    Conditions to Legal or Covenant Defeasance. . . . . . . . .  50
Section 8.05.    Deposited Money and Government Securities to be Held in
                 Trust; Other Miscellaneous Provisions.. . . . . . . . . . .  51
Section 8.06.    Repayment to Company. . . . . . . . . . . . . . . . . . . .  52
Section 8.07.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . .  52

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes . . . . . . . . . . . .  52
Section 9.02.    With Consent of Holders of Notes. . . . . . . . . . . . . .  53
Section 9.03.    Compliance with Trust Indenture Act . . . . . . . . . . . .  54
Section 9.04.    Revocation and Effect of Consents . . . . . . . . . . . . .  54
Section 9.05.    Notation on or Exchange of Notes. . . . . . . . . . . . . .  55
Section 9.06.    Trustee to Sign Amendments, etc . . . . . . . . . . . . . .  55
Section 9.07.    Payment for Consents. . . . . . . . . . . . . . . . . . . .  55

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.   Trust Indenture Act Controls. . . . . . . . . . . . . . . .  55
Section 10.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 10.03.   Communication by Holders of Notes with Other Holders of
                 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 10.04.   Certificate and Opinion as to Conditions Precedent. . . . .  57
Section 10.05.   Statements Required in Certificate or Opinion . . . . . . .  57
Section 10.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . .  57
Section 10.07.   No Personal Liability of Partners, Directors, Officers,
                 Employees and Stockholders. . . . . . . . . . . . . . . . .  58
Section 10.08.   Governing Law . . . . . . . . . . . . . . . . . . . . . . .  58
Section 10.09.   No Adverse Interpretation of Other Agreements . . . . . . .  58
Section 10.10.   Successors. . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 10.11.   Severability. . . . . . . . . . . . . . . . . . . . . . . .  58
Section 10.12.   Counterpart Originals . . . . . . . . . . . . . . . . . . .  58
Section 10.13.   Table of Contents, Headings, etc. . . . . . . . . . . . . .  58

                                    EXHIBITS

Exhibit A        Form of Note

     INDENTURE dated as of July ___, 1996 between Advanced Radio Telecom Corp., f/k/a Advanced Radio Technologies Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the ___% Senior Discount Notes due 2006 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

     "ACCRETED VALUE" as of any Specified Date, means with respect to each $1,000 principal amount at maturity of Notes:

          (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the amount set forth below opposite such date:

          Semi-Annual Accrual Date                          Accreted Value
          ------------------------                          --------------

              , 1996 . . . . . . . . . . . . . . . . . . .     $
              , 1997 . . . . . . . . . . . . . . . . . . .
              , 1997 . . . . . . . . . . . . . . . . . . .
              , 1998 . . . . . . . . . . . . . . . . . . .
              , 1998 . . . . . . . . . . . . . . . . . . .
              , 1999 . . . . . . . . . . . . . . . . . . .
              , 1999 . . . . . . . . . . . . . . . . . . .
              , 2000 . . . . . . . . . . . . . . . . . . .
              , 2000 . . . . . . . . . . . . . . . . . . .
              , 2001 . . . . . . . . . . . . . . . . . . .
              , 2001 . . . . . . . . . . . . . . . . . . .      $1,000.00

         (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the sum of (A) the original issue price and (B) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price and (2) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

        (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, $1,000.

     "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person (including, without limitation, an Unrestricted Subsidiary) during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.07(a) hereof (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.07(a) hereof, any amount paid as, or accrued for, cash dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and
(vi) all extraordinary or nonrecurring gains and losses.

     "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than licenses issued by the FCC), all as set forth on the quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to Section 4.03 hereof; PROVIDED that the value of any licenses issued by the FCC shall, in the event of an auction for similar licenses, be equal to the fair market value ascribed thereto in good faith by the Board and evidenced by a resolution of the Board. As used herein, references to financial statements of the Company and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes hereof, the term "Affiliate" shall at all times include Laurence S. Zimmerman, Landover Holdings Corporation and their respective Affiliates.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "ART LICENSING" means ART Licensing Corp., a Delaware corporation and a wholly owned subsidiary of the Company, or any successor thereto, or such other Subsidiary or Subsidiaries of the Company formed for the purpose of the application for, acquisition of or ownership of FCC licenses and authorizations.

     "ART WEST" means ART West Joint Venture, a Delaware partnership owned by the Company and Extended Communications, Inc.

     "ASSET ACQUISITION" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

     "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries (including Capital Stock of any Unrestricted Subsidiaries) outside the ordinary course of business of the Company or such Restricted Subsidiary; PROVIDED that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete, damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries; (C) Permitted Asset Swaps; (D) sales, transfers or other dispositions otherwise constituting Asset Sales in an aggregate amount not to exceed $500,000 during the relevant twelve-month period referred to in Section 4.11 hereof; (E) any Restricted Payment permitted by Section 4.07 hereof; (F) any Lien permitted to be Incurred by
Section 4.13 hereof; (G) any transaction that is governed by the provisions of
Article 5 hereof; (H) any sale, transfer or other disposition of the Capital Stock of an Unrestricted Subsidiary; and (I) any disposition pursuant to the Option Agreement, dated as of July 3, 1996, between the Company and Commco, L.L.C.

     "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount such principal payment by (ii) the sum of all such principal payments.

     "BOARD" means the Board of Directors of the Company.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

     "CHANGE IN CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis, (ii) individuals who on the Issue Date constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office and (iii) the merger or consolidation of the Company with or into another corporation, or the merger or consolidation of another corporation with and into the Company, with the effect that, immediately after such transaction, the stockholders of the Company immediately prior to such transaction hold less than 50% of the Voting Stock of the Person surviving such merger or consolidation.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

     "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income,
(v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income and
(vii) all
cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary MULTIPLIED BY (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries DIVIDED BY (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Adjusted Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Adjusted Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net payments (if any) pursuant to Hedging Obligations; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Note Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "CREDIT FACILITY" means a bank credit facility, to be entered into among the Company, Canadian Imperial Bank of Commerce, Inc., as agent (the "Agent"), and certain lenders to be party thereto, on substantially the terms set forth in the Summary of Terms and Conditions of the Agent, dated as of June 23, 1996, and any amendment, extension, restatement, refinancing or refunding thereof; PROVIDED that the Company and the Agent shall have (A) executed a commitment letter with respect to such facility not later than January 1, 1997 and (B) entered into such facility not later than June 30, 1997; PROVIDED FURTHER that, in the event that the Company and the Agent shall have failed to execute a commitment letter or enter into such facility within the time periods specified in the first proviso of this definition, Sections 4.09(b)(xiii) and (xiv) hereof shall be of no further force and effect.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 or such other address as to which the Trustee may give notice to the Company.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEFAULT AMOUNT" means (i) as of any date prior to          , 2001, the
Accreted Value of the Notes (plus any applicable premium thereon) as of such
date and (ii) as of any date on or after          , 2001, 100% of the principal
amount at maturity of the Notes (plus any applicable premium thereon).

     "DIRECTED INVESTMENT" means any Investment in a Telecommunications Business that is made by investing the net proceeds of the issuance of Capital Stock (other than Redeemable Stock) by the Company (or options, warrants or other rights to purchase such Capital Stock) after the Issue Date; PROVIDED that such Investment shall be made with such net proceeds in the form received by the Company and shall be limited to an amount equal to (A) 50% of such net proceeds to the extent that such net proceeds consist of cash, and (B) 100% of such net proceeds to the extent such net proceeds consist of Capital Stock or Telecommunications Assets; PROVIDED FURTHER that such Investment is made within 180 days of such issuance of Capital Stock.

     "EQUITY OFFERING" means an underwritten public offering or flotation of Common Stock of the Company which has been registered under the Securities Act and/or admitted to listing on a national securities exchange.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "FAIR MARKET VALUE" means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board (whose determination shall be conclusive) and evidenced by a resolution of the Board.

     "FCC" means the United States Federal Communications Commission and any state or local telecommunications authority, department, commission or agency (and any successors thereto).

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained herein shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions hereof shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means a Person in whose name a Note is registered.

     "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to the Company and its Restricted Subsidiaries, an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables and escrows, holdbacks and comparable arrangements to secure indemnification obligations under acquisition agreements, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, PROVIDED that the amount of such indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, (vii) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable and (viii) all indebtedness of other Persons Guaranteed by such Person to the extent such indebtedness is Guaranteed by such Person. The amount of

Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "INDEBTEDNESS TO EBITDA RATIO" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis ("Consolidated Indebtedness") as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of the Company for the then most recent four full fiscal quarters for which reports have been filed pursuant to Section 4.03 hereof (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); PROVIDED that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), the Company or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Company or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Company shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

     "INDEBTEDNESS TO TOTAL MARKET CAPITALIZATION RATIO" means, at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding to
(ii) the Total Market Capitalization of the Company.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INVESTMENT" in any Person means any direct or indirect advance, loan or extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock held by the Company and the Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of Section 4.10 hereof. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07 hereof,
(i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an

Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board in good faith.

     "ISSUE DATE" means the date of original issuance of the Notes.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "NET CASH PROCEEDS" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "NON-RECOURSE DEBT" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lender of any indebtedness for borrowed money in an aggregate amount in excess of $5.0 million has been notified in writing that such lender will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "NOTES" means the Notes described above issued under this Indenture.

     "OFFER TO PURCHASE" means an offer to purchase Notes by the Company from the holders that is required by Section 4.11 or Section 4.15 hereof and which is commenced by mailing a notice to the Trustee and each holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date; (vi) that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion thereof; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof so accepted for payment by the Company. The Paying Agent shall promptly mail to the holders of Notes so accepted for payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate (a) signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company, and
(b) which complies with Sections 10.04 and 10.05 hereof.

     "OPINION OF COUNSEL" means an opinion (a) from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee, and (b) which complies with Sections 10.04 and 10.05 hereof.

     "PERMITTED ASSET SWAP" means any disposition by the Company or any of its Restricted Subsidiaries of Telecommunications Assets or a majority of the Voting Stock of a Restricted Subsidiary in exchange for comparable Telecommunications Assets or a majority of the Voting Stock of a comparable Restricted Subsidiary; PROVIDED that the Board shall have approved such disposition and exchange and determined the fair market value of the assets subject to such transaction as evidenced by a resolution of the Board or such fair market value has been determined by a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby.

     "PERMITTED INVESTMENTS" means:

          (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary;

         (ii)  Temporary Cash Investments;

        (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

         (iv) loans or advances to employees (other than executive officers of the Company) in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

          (v) stock, obligations or securities received in satisfaction of judgments;

         (vi) Investments, to the extent that the consideration provided by the Company or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Redeemable Stock) of the Company;

        (vii) notes payable to the Company that are received by the Company as payment of the purchase price for Capital Stock (other than Redeemable Stock) of the Company;

       (viii) Investments in an aggregate amount not to exceed $20.0 million at any one time outstanding;

         (ix) Investments in an aggregate amount not to exceed $1.0 million at any time outstanding in Unrestricted Subsidiaries engaged in the Telecommunications Business outside of the United States;

          (x) Investments in entities (other than ART West) that own licenses granted by the FCC; PROVIDED that (A) such Investments are made pursuant to a senior promissory note, in an amount equal to such Investment, that by its terms is payable in full at or before any required repayment of principal on the Notes, (B) such promissory note is secured equally and ratably with (or prior to) any other secured Indebtedness of such entity,
     (C) such Investment is made and used for the purpose of effecting, and does not exceed the amount reasonably required to effect, the minimum build-out with respect to such licenses that is required by the FCC as a prerequisite to the transfer of a majority equity interest in such entity to the Company or one of its Restricted Subsidiaries, as determined in good faith by the Board and (D) the Company, at the time such Investment is made, had a contractual right to, and intends (subject in all cases to compliance with applicable FCC rules and regulations) to, acquire such majority equity interest;

         (xi)  Investments existing on the Issue Date;

        (xii) the acquisition of all equity interests of ART West not otherwise owned by the Company; and

       (xiii)  Directed Investments.

     "PERMITTED LIENS" means:

          (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings timely instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

         (ii) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings timely instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and a bank's unexercised right of set-off with respect to deposits made in the ordinary course;

          (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries;

         (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; PROVIDED that (A) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with Section 4.09 hereof, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or
     (2) to refinance any Indebtedness previously so secured, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

        (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

       (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

         (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

        (xii)  Liens in favor of the Company or any Restricted Subsidiary;

       (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

        (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and the property relating to such letters of credit and the products and proceeds thereof;

         (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date;

       (xvii)  Liens on or sales of receivables;

      (xviii) Liens securing other Indebtedness in an aggregate amount not to exceed $250,000 at any one time;

        (xix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

         (xx)  Liens existing on the Issue Date;

        (xxi) Liens granted after the Issue Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the holders of the Notes;

       (xxii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Wholly Owned Restricted Subsidiary;

      (xxiii) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under Section 4.09(b)(iii) hereof; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

       (xxiv) purchase money Liens upon equipment, software or systems acquired or held by the Company or any of its Restricted Subsidiaries taken or retained by the seller (or a financing institution acting on behalf of the seller) of such equipment, software or systems to secure all or a part of the purchase price therefor; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the equipment so acquired; and

        (xxv) Liens securing Indebtedness which is permitted to be Incurred under Section 4.09(b)(xiii) or (xiv) hereof.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes (unless the redemption price is, at the Company's option, without conditions precedent, payable solely is Common Stock (other than Redeemable Stock) of the Company) or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.15 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.11 and 4.15 hereof.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, had assets accounting for more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "SPECIFIED DATE" means any redemption date, any date of purchase of Notes pursuant to Section 4.11 or Section 4.15 hereof, or any date on which the Notes are due and payable after an Event of Default.

     "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "STRATEGIC EQUITY INVESTOR" means any company which is (or a controlled Affiliate of any company which is or a controlled Affiliate of which is) engaged principally in a cable or telecommunications business which has a total market capitalization of at least $1.0 billion.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TELECOMMUNICATIONS ASSETS" means all assets (including, without limitation, assets consisting of subscribers), rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

     "TELECOMMUNICATIONS BUSINESS" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) providing voice, video or data communications services, (ii) creating, developing, marketing or selling communications related equipment, software and other devices or (iii) evaluating, participating in or pursuing any other activity or opportunity that is related or incidental to those identified in clauses (i) or (ii) above.

     "TEMPORARY CASH INVESTMENT" means any of the following: (i) direct obligations of the United States or any agency thereof or obligations fully and unconditionally guaranteed by the United States or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within six months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation other than an Affiliate of the Company) organized and in existence under the laws of the United States, any state thereof or any foreign country recognized by the United States with rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and
(v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; PROVIDED that, notwithstanding the foregoing, the maturity of any of the foregoing that is applied to provide security in favor of the Indebtedness referred to in clause (xxiv) of the definition of "Permitted Liens" may occur as late as the earliest date that such Indebtedness may be redeemed at the option of the obligor with respect to such Indebtedness and PROVIDED FURTHER that the Company shall cause such Liens referred to in such clause (xxiv) to be incurred no later than the first anniversary of the Issue Date.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.

     "TOTAL MARKET CAPITALIZATION" of any Person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such Person and its Restricted Subsidiaries on such day, PLUS (b) the product of (i) the aggregate number of outstanding shares of Common Stock of such Person on such day

(which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination, PLUS (c) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board in good faith and evidenced by a resolution of the Board filed with the Trustee. Notwithstanding the foregoing, unless the Company's Common Stock is listed on any national securities exchange or on the Nasdaq National Market, the "Total Market Capitalization" of the Company shall mean, as of any date of determination, the enterprise value (without duplication) of the Company and its Restricted Subsidiaries (including the fair market value of their debt and equity, but excluding the enterprise value of the Company's Unrestricted Subsidiaries), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; PROVIDED that for purposes of any such determination, the enterprise value of the Company shall be calculated as if the Company were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "TRADING DAY" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for full day of trading.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board as an Unrestricted Subsidiary pursuant to a resolution of the Board; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional equity interests, except to the extent that such obligation complies with Section 4.07 hereof, or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) is not a guarantor of or otherwise directly or indirectly provides credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has, immediately prior to the commencement of material business operations, at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be

Incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "VOTING TRUST AGREEMENT" means that certain Voting Trust and Irrevocable Proxy Agreement, to be entered into on or prior to the Issue Date.

     "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                 Defined in
         TERM                                                      Section

          "Affiliate Transaction". . . . . . . . . . . . . .         4.12
          "Bankruptcy Law" . . . . . . . . . . . . . . . . .         4.01
          "Covenant Defeasance". . . . . . . . . . . . . . .         8.03
          "Custodian". . . . . . . . . . . . . . . . . . . .         6.01
          "Event of Default" . . . . . . . . . . . . . . . .         6.01
          "Excess Proceeds". . . . . . . . . . . . . . . . .         4.11
          "Legal Defeasance" . . . . . . . . . . . . . . . .         8.02
          "Paying Agent" . . . . . . . . . . . . . . . . . .         2.03
          "Payment Default". . . . . . . . . . . . . . . . .         6.01
          "Registrar". . . . . . . . . . . . . . . . . . . .         2.03
          "Restricted Payments". . . . . . . . . . . . . . .         4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this

Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate face amount (at maturity) stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth therein except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT") and an office or agency in the Borough of Manhattan, City and State of New York, where notices and demands upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall maintain an office or agency in the Borough of Manhattan, City and State of New York, where Notes may be presented for registration of transfer or for exchange, and the Paying Agent shall maintain an office or agency in the Borough of Manhattan, City and State of New York, where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee, at the Company's direction, shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

     When Notes are presented to the Registrar with a request to register the transfer of or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

     Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05, which shall be paid by the Company).

     Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

SECTION 2.08.  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.09, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company or such Subsidiary or Affiliate, as the case may be.

SECTION 2.10.  TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act), unless the Company directs cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall, at the direction of the Company, be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in
Section 4.01. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

     The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.14.  CUSIP NUMBER.

     The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), PROVIDED that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 35 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

     Subject to the provisions of Sections 4.11 and 4.15 hereof, at least
30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; PROVIDED that in the event of a redemption pursuant to Section 3.07(b) arising out of a sale of the Company's Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor, such notice shall not be mailed prior to the consummation of such sale.

     The notice shall identify the Notes to be redeemed and shall state: (a) the redemption date; (b) the redemption price; (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued; (d) the name and address of the Paying Agent; (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01.

SECTION 3.06.  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Note at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

     (a) Except as set forth in Section 3.07(b) below, the Company shall not have the option to redeem the Notes prior to _________ 2001. Thereafter, the Notes will be redeemable at the option of the Company, in whole or in part, at
any time on or after          , 2001, upon not less than 30 nor more than 60
days' notice, at the redemption prices (expressed as percentages of principal amount at maturity)
set forth below, plus accrued and unpaid interest, if any, to the date of
redemption, if redeemed during the 12-month period beginning on           of the
years indicated below:

                                                                      Redemption
Year                                                                     Price
- ----                                                                  ----------
2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           %
2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           %
2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           %
2004 and thereafter. . . . . . . . . . . . . . . . . . . . . . . . .    100.000%

     (b) Notwithstanding the provisions of Section 3.07(a) above, in the event a sale by the Company of its Common Stock in one or more Equity Offerings or Investments by one or more Strategic Equity Investors for an aggregate purchase
price equal to or exceeding $70.0 million, on or prior to           , 1999, the
Company may, at its option, use all or a portion of the net proceeds thereof to redeem up to a maximum of 33 1/3% of the initially outstanding aggregate
principal amount at maturity of the Notes at a redemption price equal to      %
of the Accreted Value of the Notes (determined as of the redemption date); PROVIDED that not less than 66 2/3% of the initially outstanding aggregate principal amount at maturity of the Notes remain outstanding following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after any such Equity Offering or sale to a Strategic Equity Investor resulting in such gross proceeds, as the case may be.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

     Except as set forth under Sections 4.11 and 4.15 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Paying Agent, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

     (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall also comply with the provisions of TIA Section 314(a).

     (b) The Company shall provide the Trustee with a sufficient number of copies of all SEC Reports that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article Four or Article Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any default under any Indebtedness referred to in Section 6.01(e), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

     (d) At the time of any Restricted Payment, the Company and its Subsidiaries shall deliver to the Trustee an Officer's Certificate required by
Section 4.07(d).

SECTION 4.05.  TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its or such Restricted Subsidiary's Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) other than such Capital Stock held by the Company or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Company (other than any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "RESTRICTED PAYMENTS") if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A) a Default or Event of Default shall have occurred and be continuing;

          (B) except with respect to any Investment (other than an Investment consisting of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), the Company could not Incur at least $1.00 of Indebtedness under Section 4.09(a) hereof; and

          (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board, whose determination shall be conclusive and evidenced by a resolution of the Board) after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, MINUS 100% of such amount) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the date for which reports have been filed pursuant to Section 4.03 hereof, PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any convertible Indebtedness, Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), MINUS the actual amount of Net Cash Proceeds used to make such Directed Investments, PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

     (b)  The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

         (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.09(b)(iii) hereof;

        (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case, other than Redeemable Stock) of the Company;

         (iv) the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

          (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions hereof applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

         (vi) any purchase or acquisition from, or withholding on issuances to, any employee of the Company's Capital Stock in order to satisfy any applicable federal, state or local tax payments in respect of the receipt of shares of the Company's Capital Stock;

        (vii) any purchase or acquisition from, or withholding on issuances to, any employee of the Company's Capital Stock in order to pay the purchase price of such Capital Stock or similar instrument pursuant to a stock option, equity incentive or other employee benefit plan or agreement of the Company or any of its Restricted Subsidiaries;

       (viii) the repurchase of shares of, or options to purchase shares of, the Company's Capital Stock from employees of the Company in connection with the termination of their employment; PROVIDED that (A) the aggregate price paid for all such repurchased shares of Capital Stock made in any twelve-month period shall not exceed $250,000 PLUS the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of such

     Capital Stock by the Company to employees of the Company and its Restricted Subsidiaries and (B) no Default shall have occurred and be continuing immediately after such transaction;

         (ix) payments and distributions pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group, in each case, for federal income tax purposes;

          (x) cash payments in lieu of the issuance of fractional shares of Common Stock of the Company upon conversion of any class of Preferred Stock of the Company; and

         (xi) the issuance of shares of Common Stock upon exercise of warrants to purchase shares of common stock of ART Licensing existing on the Issue Date, including any contribution of such shares of Common Stock to ART Licensing, any payment by ART Licensing to the Company in consideration thereof and any contribution by the Company to ART Licensing in respect thereof.

PROVIDED that, except in the case of clauses (i) and (ii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein. Any Investments made other than in cash shall be valued, in good faith, by the Board.

     (c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of
Section 4.07(a) hereof have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company and are used for the redemption, repurchase or other acquisition of the Notes or Indebtedness that is PARI PASSU with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of Section 4.07(a) hereof only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     (d) The Board may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount valued in accordance with the definition of "Investment." Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.08. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary.

     (b) The foregoing provisions shall not prohibit any encumbrances or restrictions:

          (i) existing on the Issue Date in this Indenture or any other agreement in effect on the Issue Date, and any extension, refinancing, renewal or replacement of any such agreement; PROVIDED that the encumbrances and restrictions in any such extension, refinancing, renewal or replacement are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

         (ii)  existing under or by reason of applicable law;

        (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

         (iv) in the case of clause (iv) of Section 4.08(a) hereof, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary, not otherwise prohibited hereby or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

          (v) imposed pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock of, or property or assets of, the Company or a Restricted Subsidiary; PROVIDED that such encumbrance or restriction shall only remain in force during the pendency of such acquisition or disposition; or

         (vi) imposed pursuant to agreements governing Indebtedness permitted to be Incurred under Sections 4.07(b)(xiii) and (xiv) hereof.

     (c) Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from (a) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.13 hereof or (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 4.09.  LIMITATION ON INDEBTEDNESS.

     (a) The Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Debt); PROVIDED that the Company may Incur Indebtedness (including Acquired Debt) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5 to 1.

     (b)  The foregoing provisions will not apply to:

          (i) Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed $100.0 million, less any amount of Indebtedness permanently repaid as provided under Section 4.11 hereof;

         (ii) Indebtedness of any of the Company's Restricted Subsidiaries owing to the Company; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company;

        (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (v), (vi) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the Notes, such new Indebtedness (by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding) is PARI PASSU with, or is expressly made subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Company pursuant to this clause (iii);

         (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business; and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (v) without duplication of clause (viii) hereof, Indebtedness of the Company not to exceed, at any one time outstanding, two TIMES an amount equal to (A) the aggregate proceeds (less appropriate fees and expenses)(which proceeds may consist of cash, Capital Stock of an entity that as a result of such transaction becomes a Restricted Subsidiary of the Company, or Telecommunications Assets which in connection with such transaction become held by the Company or a Restricted Subsidiary of the Company, and the value of which proceeds shall be the fair market value thereof as determined in good faith by the Board, which in all events shall make any appropriate adjustments on account of any Indebtedness associated with such Capital Stock or Telecommunications Assets in making such determination) received by the Company from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash) MINUS (B) the fair market value of any Directed Investments made with the proceeds of such issuances or sales; PROVIDED that such Indebtedness (x) does not have a Stated Maturity prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) is unsecured and is expressly subordinated in right of payment to the Notes;

         (vi) Indebtedness to the extent such Indebtedness is secured by Liens permitted under clause (xxiv) of the definition of "Permitted Liens;"

        (vii) Indebtedness of the Company, to the extent the proceeds thereof are immediately used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control;

       (viii) without duplication of clause (v) hereof, Indebtedness of the Company Incurred in connection with the acquisition of (A) 38 GHz licenses or authorizations through auctions conducted by the FCC or (B) other licenses or authorizations through other spectrum auctions conducted by the FCC with respect to other frequencies approved for microwave point-to-point transmissions, in an amount not to exceed, at any one time outstanding, the greater of (1) $10.0 million and (2) an amount equal to the aggregate proceeds (less appropriate fees and expenses)(which proceeds may consist of cash, Capital Stock of an entity that as a result of such transaction becomes a Restricted Subsidiary of the Company, or Telecommunications Assets which in connection with such transaction become held by the Company or a Restricted Subsidiary of the Company, and the value of which proceeds shall be the fair market value thereof as determined in good faith by the Board, which in all events shall make any appropriate adjustments on account of any Indebtedness associated with such Capital Stock or Telecommunications Assets in making such determination) received by the Company from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash) MINUS the fair market value of any Directed Investments made with the proceeds of such issuances; PROVIDED that such Indebtedness
     (x) does not have a Stated Maturity prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) is unsecured and is PARI PASSU or subordinated in right of payment with the Notes;

         (ix) revolving credit Indebtedness of any Restricted Subsidiary Incurred pursuant to a credit facility in an aggregate amount not to exceed, at any one time outstanding, the greater of 62.5% and such greater percentage permitted pursuant to such credit facility of the accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP, of such Restricted Subsidiary and its Restricted Subsidiaries (without duplication); PROVIDED that such Indebtedness is not Guaranteed by the Company or any of its other Restricted Subsidiaries;

          (x) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any Restricted Subsidiary, as the case may be, that is permitted by the terms hereof to be outstanding;

         (xi) the Incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the Company;

        (xii) the Incurrence by Unrestricted Subsidiaries of Indebtedness to the Company or any Restricted Subsidiary of the Company to the extent permitted by Section 4.07 hereof;

       (xiii) Indebtedness of the Company in an aggregate amount not to exceed $100.0 million Incurred pursuant to the Credit Facility;

        (xiv) Guarantees by the Company's Restricted Subsidiaries of the Indebtedness referred to in clause (xiii) above;

         (xv)  Indebtedness of the Company existing on the Issue Date; and

        (xvi) Indebtedness of the Company represented by the Notes and this Indenture.

     (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     (d) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Guarantee of Indebtedness of any Unrestricted Subsidiary.

     (e) Notwithstanding the foregoing, ART Licensing shall not Incur any Indebtedness or issue any Preferred Stock; PROVIDED that ART Licensing may Incur Indebtedness of the type and in the amount set forth in clause (xiv) of the second paragraph of this Section_____.

SECTION 4.10. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES.

     The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary, other than ART Licensing (including options, warrants or other rights to purchase shares of such Capital Stock), except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) issuances or sales of Common Stock of Restricted Subsidiaries, if within six months of each such issuance or sale, the Company or such Restricted Subsidiary applies an amount not less than the Net Cash Proceeds thereof (if any) in accordance with Section 4.11(a)(i)(A) or (B).

SECTION 4.11.  DISPOSITION OF PROCEEDS OF ASSET SALES.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (a) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (b) at least 85% of the consideration received consists of cash or Temporary Cash Investments, PROVIDED that any notes or other obligations received by the Company or any such Restricted Subsidiary as consideration that are converted by the Company or such Restricted Subsidiary into cash within 30 days of their receipt (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been prepared), then the Company shall, or shall cause the relevant Restricted Subsidiary to, (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any of its Restricted Subsidiaries owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such Investment (as determined in good faith by the Board, whose determination shall be conclusive and evidenced by a resolution of the Board and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $5.0 million,
the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to (i) 101% of the Accreted Value thereof
(determined at the date of purchase), if such purchase is prior to            ,
2001, or (ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase, if such purchase is on or
after         , 2001.

SECTION 4.12.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, loan, advance or Guarantee with, or any contract, agreement, loan, advance or Guarantee for the specific benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (A) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a written opinion, appraisal or certification from a nationally recognized professional experienced in evaluating similar types of transactions stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; PROVIDED that the following shall not be deemed to constitute Affiliate
Transactions:

          (i) the payment of reasonable fees to directors of the Company who are not employees of the Company;

         (ii)  agreements and arrangements existing on the date hereof;

        (iii) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

         (iv) the adoption of employee benefit plans in the ordinary course of business and payments and other transactions thereunder; PROVIDED that any such adoption, payment or other transaction shall have been approved by a majority of the disinterested members of the Board;

          (v) transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries;

         (vi) any contract, agreement, loan, advance or Guarantee for the general benefit of the Company and its stockholders, including stockholders that are Affiliates of the Company; and

        (vii)  any Affiliate Transactions permitted by the provisions of Section
     4.07 hereof.

SECTION 4.13.  LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS.

     The Company will not, and will not permit any Subsidiary to, create, Incur, assume or suffer to exist any Lien, other than Permitted Liens, on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Subsidiary, without making effective provision for all of the Notes and all other amounts due hereunder to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes prior to) the obligation or liability secured by such Lien.

SECTION 4.14.  CORPORATE EXISTENCE.

     Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  CHANGE OF CONTROL.

     In the event of a Change in Control, the Company must commence and consummate an Offer to Purchase for all the Notes then outstanding, at a purchase price equal to (i) 101% of the Accreted Value thereof, in the case of
any such purchase prior to           , 2001, or (ii) 101% of the principal
amount at maturity thereof, together with accrued and unpaid interest, if any, to the date of purchase, in the case of any such purchase on or after , 2001. Not later than 20 days following any Change in Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change in Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice.

SECTION 4.16.  BUSINESS ACTIVITIES OF THE COMPANY.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in (i) any business other than the Telecommunications Business and such business activities as are incidental or related thereto and (ii) any business, activities or services in which the Company and its Restricted Subsidiaries were engaged on the Issue Date. In addition, the Company will (i) at such time and to the extent permitted by the FCC, transfer, or cause to be transferred, all FCC licenses and authorizations of the Company and its Restricted Subsidiaries to ART Licensing and (ii) cause ART Licensing to remain a Wholly Owned Restricted Subsidiary of the Company.

     (b) Notwithstanding the foregoing, to the extent permitted by the FCC, the Company will not permit ART Licensing to engage in any business or activity, other than the application for, acquisition of or ownership of FCC licenses and authorizations.

SECTION 4.17.  NO AMENDMENT TO AGREEMENT.

     The Company will not amend, modify or alter the Voting Trust Agreement without having obtained the consent of the holders of not less than a majority in principal amount at maturity of the Notes then outstanding.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     (a) The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Indebtedness to Total Market Capitalization Ratio (determined as of a date no earlier than 10 days prior to such transaction) of the Company, or any person becoming the successor obligor of the Notes, would be no greater than 130% of the Indebtedness to Total Market Capitalization Ratio of the Company immediately prior to giving effect to such transaction; PROVIDED that this clause (iii) shall not apply to any transaction or series of transactions effected solely for the purpose of creating a parent corporation of which the Company shall be a Wholly Owned Subsidiary and whose stockholders shall be identical (without regard to the exercise of options or warrants, or securities convertible or exchangeable into shares of Common Stock) to those of the Company immediately prior thereto; and
(iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clause (iii) above does not apply if, in the good faith determination of the Board, whose determination shall be evidenced by a resolution of the Board, the principal purpose of such transaction is to change the state of incorporation of the Company; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     (b) The Company shall deliver to the Trustee prior to such transaction an Officers' Certificate covering clauses (i) through (v) of Section 5.01(a) hereof, stating that such transaction and such supplemental indenture comply with this Indenture, and an Opinion of Counsel covering paragraphs (i), (ii) and
(v) of the foregoing paragraph.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligations to pay the principal of and interest on the Notes, except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

     Each of the following constitutes an "EVENT OF DEFAULT":

          (a) default in the payment of interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days or more; or

          (b) default in the payment of principal of, or premium, if any, on the Notes when due; or

          (c) default in the performance, or breach, of any covenant described under Sections 4.07, 4.08, 4.11 and 4.15 and Article 5 hereof; or

          (d) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (a), (b) or (c) above), and the continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture); or

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or
     (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such

     Indebtedness under which there has been a Payment Default, or the maturity of which has been so accelerated, aggregates $5.0 million or more; or

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

     The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.  ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause
(vii) or (viii) above with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount at maturity of outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount at maturity of the outstanding Notes shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (vii) or (viii) above with respect to the Company occurs and is continuing, then the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the Default Amount of, and any accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount at maturity of the outstanding Notes also have the right to waive past defaults under this Indenture, except a default in the payment of the Default Amount of, or any interest on, any outstanding Note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of Notes.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to _______, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date pursuant to Section 3.07, then the premium payable for purposes of this paragraph for each of the years beginning on _______ of the years set forth below shall be as set forth in the following table, expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:

          Year                                    Percentage
          ----                                    ----------

          1994 . . . . . . . . . . . . . . . . . . _______%
          1995 . . . . . . . . . . . . . . . . . . _______%
          1996 . . . . . . . . . . . . . . . . . . _______%
          1997 . . . . . . . . . . . . . . . . . . _______%
          1998 . . . . . . . . . . . . . . . . . . _______%

SECTION 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in Personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if: (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     Subject to Section 6.02 hereof, if an Event of Default specified in
Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a
Note in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: (i) first to Holders of Notes, for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively, and (ii) second, to the extent any other monies are available, to Holders of all Notes for amounts due and unpaid on all such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a Custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on, such Notes when such payments are due, or on the redemption date, as the case may be; (b) the Company's obligations with respect to the Notes concerning the issuance of temporary Notes, the registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the legal defeasance provisions of this Indenture.

SECTION 8.03.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15, 4.16 and 4.17 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company' exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(d) through 6.01(f) shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either
Section 8.02 or Section 8.03 to the outstanding Notes:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the outstanding Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes; (ii) in the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

     (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the legal defeasance or the covenant defeasance have been complied with; and (viii) the Company shall have paid or duly provided for payment of all amounts due to the Trustee pursuant to
     Section 7.07 hereof.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to
Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Company may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in
Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a
Note: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation; (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

     The Company and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

          (i) reduce the percentage in principal amount at maturity outstanding of Notes whose Holders must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes;

         (ii) reduce the principal at maturity or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Section 4.11 or Section 4.15 hereof);

        (iii) reduce the rate of or change the time for payment of interest on any Notes or amend or modify the calculation of the Accreted Value or Default Amount so as to reduce the amount of the Accreted Value or Default Amount;

         (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note, or any premium or accrued interest thereon, payable in money other than that stated in the Notes;

         (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

        (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.11 or 4.15 hereof);

       (viii)  make any change in the foregoing amendment and waiver provisions;

         (ix) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; or

          (x) adversely affect the ranking of the Notes in a manner adverse to the holders of the Notes.

     In addition, without the consent of at least 66 2/3% in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no amendment to this Indenture may make any change in, and no waiver may be made with respect to any Default in the performance of, Section 4.11 or Section 4.15 hereof.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

     The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

SECTION 9.07.  PAYMENT FOR CONSENTS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Company:

          Advanced Radio Telecom Corp.
          500 108th Avenue, N.E., Suite 2600
          Bellevue, Washington 98004
          Telecopier No.: (206) 688-0703
          Attention: Chief Financial Officer

     If to the Trustee:

          The Bank of New York
          101 Barclay Street, 21st Floor
          New York, New York 10286
          Telecopier No.: (212) 815-5915
          Attention: Corporate Trust Administration

     The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if Personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES
               AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08. GOVERNING LAW.

     The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.

SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

Dated as of _______, 1996               ADVANCED RADIO TELECOM CORP.



(SEAL)
                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

Attest:


- ------------------------------
Name:
Title:



Dated as of _______, 1996               THE BANK OF NEW YORK,
                                        as Trustee


(SEAL)
                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

Attest:


- ------------------------------
Name:
Title:

                                                                       EXHIBIT A
                                 (Face of Note)

                        __% Senior Discount Note due 2006
No.                                                                  $__________

Advanced Radio Telecom Corp.

promises to pay to

_______________________________

or its registered assigns

the principal sum of  _________________________

Dollars on _______, 2006.

Interest Payment Dates: __________ and ________, commencing __________, 1996.

Record Dates: __________ and _________ (whether or not a Business Day).

                              Dated:                .

                              ADVANCED RADIO TELECOM CORP.



                              By:
                                 --------------------------------
                                 Name:
                                 Title:

(SEAL)
                              Attest:


                              By:
                                 --------------------------------
                                 Name:
                                 Title:

This is one of the Notes
referred to in the within-
mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee


By:
   --------------------------------
     Authorized Signatory

                                 (Back of Note)

                        __% Senior Discount Note due 2006

     Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. INTEREST. Advanced Radio Telecom Corp., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Notes will accrete at a rate of
% compounded semiannually, to an aggregate principal amount of $   million by
       , 2001.  Cash interest will not accrue on the Notes prior to          ,
2001.  Commencing        , 2002, cash interest on the Notes will be payable, at
a rate of     % per annum, semi-annually in arrears on each              and
     (each, an "INTEREST PAYMENT DATE"), to the holders of record of Notes at
the close of business on the           and           immediately preceding such
Interest Payment Date. Cash interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided
for, or, if no interest has been paid or duly provided for,            , 2001.
Cash interest will be computed on the basis of a 360-day year of twelve 30-day
months.  If, prior to              , 2001, the Company defaults in any payment
of principal (including any accreted original issue discount), whether at maturity, upon redemption or otherwise, if the payment of cash interest on the Notes is then permitted by law, cash interest will accrue on the amount in
default at the rate of interest borne by the Notes on or after                ,
2001 and, if the payment of such cash interest is not permitted by law, original issue discount will continue to accrete at the rate then in effect. On or after
       , 2001, interest on overdue principal and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the Notes.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee); PROVIDED, HOWEVER, the payment of interest may be made by check mailed to the address of the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Unless otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture, dated as of July __, 1996 (the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are obligations of the Company limited to the sum of $_____________ in aggregate face amount (at maturity) of Notes to be issued on the Issue Date.

     5.  OPTIONAL REDEMPTION.  The Notes will be redeemable at the option of the
Company, in whole or in part, at any time on or after          , 2001, upon not
less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the
12-month period beginning on           of the years indicated below:
                                                                      Redemption
          Year                                                           Price
          ----                                                        ----------

          2001 . . . . . . . . . . . . . . . . . . . . . . . . . . .           %
          2002 . . . . . . . . . . . . . . . . . . . . . . . . . . .           %
          2003 . . . . . . . . . . . . . . . . . . . . . . . . . . .           %
          2004 and thereafter. . . . . . . . . . . . . . . . . . . .    100.000%

     Notwithstanding the foregoing, in the event a sale by the Company of its Common Stock in one or more Equity Offerings or Investments by one or more Strategic Equity Investors for an aggregate purchase price equal to or exceeding
$70.0 million, on or prior to           , 1999, the Company may, at its option,
use all or a portion of the net proceeds thereof to redeem up to a maximum of 33 1/3% of the initially outstanding aggregate principal amount at maturity of the
Notes at a redemption price equal to      % of the Accreted Value of the Notes
(determined as of the redemption date); PROVIDED that not less than 66 2/3% of the initially outstanding aggregate principal amount at maturity of the Notes remain outstanding following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after any such Equity Offering or sale to a Strategic Equity Investor resulting in such gross proceeds, as the case may be.

     6. MANDATORY REDEMPTION. The Company is not required to make mandatory sinking fund payments with respect to the Notes. However, (i) upon the occurrence of a Change in Control, the Company is obligated to make an offer to purchase all outstanding Notes at a price of (A) 101% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to
, 2001, or (B) 101% of the principal amount at maturity thereof, plus accrued interest thereon, if any, to the date of purchase, if such purchase is on or
after            , 2001 and (ii) the Company may be obligated to make an offer to purchase Notes with the Net Cash Proceeds of certain Asset Sales at a price of (A) 101% of the Accreted Value thereof (determined at the date of purchase),
if such purchase is prior to            , 2001, or (B) 101% of the principal
amount at maturity thereof, plus accrued and unpaid interest, if any, to the
date of purchase, if such purchase is on or after         , 2001.  Holders of
Notes that are the subject of an Offer to Purchase will receive an Offer to Purchase from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, neither the Company nor the Registrar need exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

     9. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

     10. AMENDMENTS, SUPPLEMENT AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): reduce the percentage in principal amount at maturity outstanding of Notes whose Holders must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes; reduce the principal at maturity or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Section 4.11 or 4.15 of the Indenture); reduce the rate of or change the time for payment of interest on any Notes or amend or modify the calculation of the Accreted Value or Default Amount so as to reduce the amount of the Accreted Value or Default Amount; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); make any Note, or any premium or accrued interest thereon, payable in money other than that stated in the Notes; make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes; waive a redemption payment with respect to any Note (other than a payment required by Sections 4.11 or 4.15 of the Indenture); make any change in the foregoing amendment and waiver provisions; impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; or adversely affect the ranking of the Notes in a manner adverse to the holders of the Notes.

     11. DEFAULTS AND REMEDIES. The following events are "Events of Default" under the Indenture: (i) default in the payment of interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days or more; (ii) default in the payment of principal of, or premium, if any, on the Notes when due; (iii) default in the performance, or breach, of any covenant described under Sections 4.07, 4.09, 4.11 and 4.15 and Article 5 of the Indenture; (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and the continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (vii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary. If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) above with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount at maturity of outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount at maturity of the outstanding Notes shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (vii) or (viii) above with respect to the Company occurs and is continuing, then the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

     13. NO PERSONAL LIABILITIES OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Request may be made to:

                          Advanced Radio Telecom Corp.
                       500 108th Avenue, N.E., Suite 2600
                           Bellevue, Washington 98004
                       Attention: Chief Financial Officer

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________

                              Your Signature:
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture check the appropriate box:

                      / /  Section 4.11   / /  Section 4.15

     If you want to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$ _______________


Date:____________


                              Your Signature:
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.